FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                        the Securities Act of 1934


Date of Report (date of earliest event reported): April 17, 1997


                          LIVE Entertainment Inc.
          (Exact name of registrant as specified in its charter)



           Delaware            0-17342         95-4178252
        (State of other   (Commission File    (IRS Employer
       jurisdiction of         Number)       Identification
        incorporation)                           Number)



             15400 Sherman Way, Suite 500, Van Nuys, CA 91406
         (Address of principal executive office)     (Zip Code)



      Registrant's telephone number, including area code:  (818) 988-5060


                                Not applicable
       (Former name or former address, if changed since last report)


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     LIVE Entertainment Inc., a Delaware corporation ("Registrant"), hereby files this Form 8-K with respect to the transaction described below.

Item 1.  Changes in Control of Registrant

     The transaction contemplated in the Merger Agreement and Stockholder Agreement (defined below) may constitute a change of control. Please see the description of the transaction in Item 2 below.

Item 2.  Acquisition or Disposition of Assets

     Registrant has entered into a definitive Agreement and Plan of Merger dated April 17, 1997 (the "Merger Agreement") by and among Registrant, Film Holdings Co. ("Parent") and Film Acquisition Co. ("Sub"). Pursuant to the Merger Agreement, on the Effective Date of the Merger, holders of Registrant's Common Stock will receive $6.00 per share in cash; holders of Registrant's Series B Preferred Stock will receive $10.00 per share in cash (the liquidation value of the Series B Preferred Stock), plus accrued and unpaid dividends, and holders of Registrant's Series C Preferred Stock will receive $944.8624 per share in cash (which amount will include any accrued but unpaid dividends thereon through the Effective Date), the liquidation value of which will equal $1,235.33 per share on June 30, 1997. Registrant's outstanding indebtedness will also be redeemed at par plus accrued interest immediately following and subject to the Effective Date. The Boards of Directors of Registrant, Parent and Sub have each approved the merger (the "Merger") of Sub with and into Registrant in accordance with the applicable provisions of the Delaware General Corporation Law.

     Registrant has been advised by its investment advisor, Houlihan Lokey Howard & Zukin, that, in its opinion, as of the date of the Merger Agreement, the Common Stock Merger Price ($6.00 per share) set forth therein is fair to the holders of Registrant's Common Stock (other than Pioneer Electronic Corporation ("Pioneer"), as to which no opinion is rendered) from a financial point of view. Registrant has agreed as soon as practicable to prepare and file a Proxy Statement to be sent to the stockholders of Registrant in connection with a special meeting (the "Stockholders Meeting") of its stockholders to consider the Merger. Registrant's Board of Directors has recommended approval of the transactions contemplated by the Merger Agreement.

     Registrant has agreed that prior to the earlier of the Effective Time or the termination of the Merger Agreement, that it will not, directly or indirectly, through any officer, director, employee, representative or agent of Registrant or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, recapitalization, sale of substantial assets, sale or exchange of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving Registrant or any significant subsidiaries of Registrant other than the Merger (any of the foregoing inquiries or proposals being hereinafter referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that the Board of Directors of Registrant may respond to and consider, negotiate, discuss, approve and recommend to the stockholders of Registrant a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement, provided the Board of Directors of Registrant determines in good faith (after consultation with outside counsel) that the Acquisition Proposal may present a more favorable alternative to Registrant's stockholders than the Merger and therefore that they should, consistent with their duties as fiduciaries to Registrant's stockholders, respond to and negotiate such alternative Acquisition Proposal. In the event the Board of Directors determines that such Acquisition Proposal presents a more favorable alternative, the Board of Directors may approve and recommend such Acquisition Proposal and terminate Registrant's obligations under the Merger Agreement.
In such event, the Merger Agreement provides that, under certain circumstances, Registrant would be obligated to pay Parent a termination fee of $3 million and reasonable out-of-pocket expenses up to $1 million. In addition, Registrant may continue to discuss an alternative financing with CPI Securities L.P. should the Merger fail to be consummated.

     As a condition and inducement to Parent's and Sub's entering into the Merger Agreement, Pioneer (the holder of approximately 50.3% of the outstanding voting power of Registrant), Registrant and Parent entered into a Stockholder Agreement ("Stockholder Agreement") on April 17, 1997, included as Exhibit JJ to the
Schedule 13D filed by Pioneer on April 28, 1997. Pursuant to the Stockholder Agreement, Pioneer agreed to (i) vote its shares in favor of the Merger and granted Parent an irrevocable proxy with respect thereto, all in connection with the stockholder meeting of Registrant to approve the Merger and the transactions contemplated thereby, (ii) not dispose of any of its shares of Registrant Common Stock and (iii) pay to Parent a Topping Fee equal to fifty percent (50%) of the excess of any cash or non-cash consideration (excluding securities of Registrant) or any successor corporation received by Pioneer or any of its affiliates in connection with a transaction not involving Parent which results in a (a) direct or indirect sale or other disposition by Pioneer of shares of Registrant Stock, (b) merger or consolidation of Registrant, (c) sale of all or substantially all of the assets of Registrant or (d) other Topping Fee Event, as such term is defined in the Stockholder Agreement, over the aggregate consideration which would have been payable to Pioneer if Pioneer had disposed to Parent in accordance with the Merger Agreement of a proportion of each of Registrant's shares of (x) Common Stock and (y) Series C Preferred Stock, par value $1.00 per share ("Series C Preferred Stock" and, collectively with the Common Stock, the "Registrant Stock") held by Pioneer that is equal to that transferred pursuant to the Topping Fee Event. Payment of the Topping Fee is triggered if Pioneer engages in a Topping Fee Event or a definitive written agreement with respect thereto within twelve (12) months after the date of the Stockholder Agreement.

     Parent and Sub have provided Registrant with Commitment Letters aggregating $150 million from Chase Manhattan Bank, CPI Securities L.P., Bain Capital Fund V and V-B, and Alan D. Gordon, all dated April 17, 1997, in favor of Parent (the "Commitment Letters"). In the Merger Agreement, Parent and Sub represented to Registrant that the Commitment Letters are in full force and effect as of the date hereof and that they have no reason to believe that such Letters will not continue to be in full force and effect prior to the Effective Date.

     The Chase Manhattan Bank Commitment Letter provides for a Secured Term Loan of $30,000,000, and a Secured Revolving Credit Facility in the amount of $90,000,000 to be made available to Registrant's principal subsidiary, LIVE Film and Mediaworks Inc., the proceeds of which are to be used to refinance existing senior and subordinated Debt and redeem existing Series B and Series C Preferred Stock and Common Stock and employee and director Stock Options, to finance production, distribution, or acquisition of feature films and video products, to acquire rights to television product for exploitation in other media and for general corporate purposes. The Chase Commitment Letter is subject to customary closing conditions including closing of the Merger, lack of a Material Adverse Change in the Registrant prior to the Effective Date, negotiation and execution of satisfactory documentation.
In addition to the Chase Manhattan Bank Commitment Letter, Registrant has received a Commitment Letter from CPI Securities L.P., to provide $15,000,000, of Senior Subordinated Secured
Notes to be issued by LIVE Film and Mediaworks. Parent and Sub provided to Registrant copies of two equity Commitment Letters in the aggregate amount of $15,000,000 from Bain Capital Fund
V & V-B, L.P. and Alan D. Gordon to be funded at the Effective Date. Finally, in addition to funds provided by the Commitment Letters described above, a portion of the aggregate Merger consideration may be paid with cash on hand at the Registrant at the Effective Date.

     The Merger is subject to customary closing terms and conditions (as more fully set forth in Article VI of the Merger Agreement), including completing the necessary financing under the Commitment Letters delivered by Parent and Sub. The transaction is also subject to approval by holders of a majority of Registrant's outstanding Common Stock and Series C Preferred Stock at the Stockholders Meeting which is expected to be held in June. The holders of the Company's Series B Preferred Stock are not entitled to vote on the Merger.

     The Merger Agreement provides that on the Effective Date, the current Board of Directors of Registrant will resign and be replaced by directors designated by Parent and Sub. In addition, CPI Securities L.P. will have the right to designate one director.

Item 7.  Pro Forma Financial Information and Exhibits.

     10.1 Agreement and Plan of Merger dated April 17, 1997 by and among LIVE Entertainment Inc., Film Holdings Co.
           and Film Acquisition Co.

     10.2  Press Release


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                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   LIVE ENTERTAINMENT INC.



Date: April 29, 1997                    By:     /s/ RONALD B. CUSHEY
______________________________
                                        Name:  Ronald B. Cushey
                                        Title: Executive Vice President and
                                               Chief Financial Officer

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                               EXHIBIT INDEX


                                                                 Sequentially
 Exhibit                                                           Numbered
  Number    Description of Exhibit                                   Page

   10.1     Agreement and Plan of Merger dated April 17, 1997 by       7
            and among LIVE Entertainment Inc., Film Holdings Co.
            and Film Acquisition Co.

   10.2     Press Release dated April 18, 1997                        53